                                                                    EXHIBIT 99.1

                                                             TRADED:  NYSE (IEX)




For further information contact:
AT THE COMPANY:
---------------
Wayne P. Sayatovic
Senior Vice President-Finance
847-498-7070


FOR IMMEDIATE RELEASE
TUESDAY, APRIL 16, 2002


                 IDEX CORPORATION REPORTS FIRST QUARTER RESULTS;
                 -----------------------------------------------
             2002 PERFORMANCE DEPENDS ON SPEED OF ECONOMIC RECOVERY
             ------------------------------------------------------


NORTHBROOK, IL, April 16 - IDEX Corporation (NYSE:IEX) today reported that orders, sales and earnings for the three months ended March 31, 2002, were improved from fourth quarter levels but lower than the comparable quarter of last year.

First Quarter Highlights
------------------------

..    Sales of $174.9 million were up 4 percent from the fourth quarter but 7 percent lower than a year ago.

..    Compared with last year's first quarter, sales saw 2 percent growth from acquisitions, offset by 8 percent lower base business activity and a negative 1 percent currency translation.

..    Operating margins (before restructuring charge and goodwill amortization)
     were improved from the fourth quarter but were below last year's first quarter.

..    Diluted EPS (on a comparable accounting basis) was 6 percent higher than the fourth quarter but 16 percent lower than the 2001 first quarter.

..    Orders written of $184.1 million exceeded fourth quarter by 14 percent and were within 3 percent of last year's first quarter.

..    Cash flow remained strong.

..    Six Sigma, global sourcing, and eBusiness initiatives remain on track.

..    2002 performance will depend on pace of new orders and the speed of the economic recovery.

--------------------------------------------------------------------------------
"We are encouraged by our first quarter performance compared to the third and fourth quarters of last year. While the economic conditions in our served markets have not recovered to the year ago levels, the company was able to post sequential improvement. The company-wide initiatives of Six Sigma, global sourcing and eBusiness continue to build momentum. These initiatives plus the 2001 restructuring have positioned us well for the recovery, regardless of its timing and speed."

                                                              Dennis K. Williams
                                                     Chairman, President and CEO
--------------------------------------------------------------------------------

                                     -more-

IDEX Corporation
Add -1-

Financial Highlights
(in millions, except per share amounts and percentages)


                                                                     For the Quarter Ended
                                             ------------------------------------------------------------
                                                                 March 31,             December 31,
                                                March 31,  ----------------------   ---------------------
                                                 2002        2001       Change          2001       Change
                                             -----------   --------  ------------   ---------     -------
Orders Written                                  $184.1      $189.7          (3)%        $161.3      14%
Sales                                            174.9       187.4          (7)          168.8       4
Excluding Restructuring and Goodwill
        --Operating Income                        22.5        26.1         (14)           20.9       8
        --Operating Margin                        12.9%       13.9%       (100)bp         12.4%     50bp
        --EBITDA                                 $30.4       $33.9         (10)%         $27.7      10%
        --Net Income                              11.5        13.5         (15)           10.8       6
        --Diluted EPS                              .37         .44         (16)            .35       6


Orders, Sales & Profit Exceeded Fourth Quarter Results but Were Below Last
--------------------------------------------------------------------------
Year's First Quarter
--------------------

Sales in the first quarter were $174.9 million, which represented a 4 percent improvement from the fourth quarter of 2001. This was 7 percent lower than first quarter 2001 performance, when stronger business conditions prevailed throughout the manufacturing sector.

Compared with the first quarter last year, acquisitions accounted for a 2 percent sales improvement, which was offset by an 8 percent decline in base business shipments and a 1 percent unfavorable currency translation effect. International sales declined by 8 percent and domestic sales were 6 percent lower. Sales to international customers were 40 percent of the total, down slightly from 41 percent last year.

First quarter 2002 operating margins were 12.9 percent of sales. Compared on the same accounting basis (excluding goodwill amortization in accordance with new accounting rules effective January 1, 2002), margins, before restructuring charges, showed a .5 percentage point improvement from the fourth quarter but were 1.0 percentage point below last year's first quarter. These differences were largely attributable to changes in sales volume versus the two prior-year quarters.

Net income for the current quarter was $11.5 million. After adjusting prior-year results to exclude restructuring charges and goodwill amortization, this represents a 6 percent improvement from last year's fourth quarter but a 15 percent decline from the first. Comparing diluted earnings per share on this same basis shows the current quarter's 37 cents exceeded the fourth quarter by 2 cents but was lower than last year by 7 cents. IDEX's first quarter diluted earnings per share on an "as reported" basis was significantly better than last year's first quarter of 23 cents and fourth quarter of 14 cents due to the restructuring and goodwill expenses recorded in 2001.

New orders for the latest three months totaled $184.1 million, 14 percent stronger than the fourth quarter of 2001 but 3 percent lower than the first quarter of last year. Excluding the impact of foreign currency and the June 2001 Versa-Matic acquisition, orders were 4 percent lower than in the first quarter of 2001. During the first quarter of this year, IDEX built $9.2 million of backlog. At March 31, the company had a typical unfilled order backlog of slightly over one month's sales.

For the quarter, the Pump Products Group contributed 58 percent of sales and 62 percent of operating income, the Dispensing Equipment Group accounted for 19 percent of sales and 16 percent of operating income, and the Other Engineered Products Group represented 23 percent of sales and 22 percent of operating income.

                                     -more-

IDEX Corporation
Add -2-

Performance Improves From Fourth Quarter Levels
-----------------------------------------------

Chairman, President and Chief Executive Officer Dennis K. Williams said, "While not up to performance levels of a year ago, we are very encouraged by the orders, sales and earnings improvements achieved in the first quarter 2002 versus last year's fourth quarter. The 14 percent increase in order activity - from $161 million to $184 million - reflects a long overdue strengthening of activity levels in the manufacturing sector. This improvement allowed us to increase our backlog entering the second quarter, which should enhance our performance this year. IDEX operates with a very small backlog of unfilled orders, so changes in order activity very quickly have an impact on sales and profitability."

Strong Financial Position
-------------------------

IDEX ended the quarter with total assets of $839 million and working capital of $131 million. Total debt decreased $16 million during the period. First quarter free cash flow (cash flow from operations activities less capital expenditures) was $19 million and 1.7 times net income. For the last 12 months, free cash flow totaled $90 million and was nearly 1.8 times net income excluding restructuring charges and goodwill amortization. Trailing 12-month EBITDA (earnings before interest, taxes, depreciation and amortization) before the 2001 restructuring charge totaled $126 million and covered interest expense by more than 6 times. Debt to total capitalization at the end of the first quarter was 40 percent.

Progress Continues on Six Sigma, Global Sourcing and eBusiness Initiatives
--------------------------------------------------------------------------

"We continue to drive our long-term initiatives aimed at creating top- and bottom- line growth at IDEX," Williams said. "Three of the major efforts to reach these goals are Six Sigma, global sourcing and eBusiness.

"Six Sigma is leading our businesses through process and product improvements that benefit customers while enhancing IDEX's sales and profits," Williams continued. "Our initial focus has been on improving on-time delivery and product reliability. We are identifying the causes of defects, which create the gaps between actual performance and what our customers want. Our businesses and customers are seeing improvements in performance, and we are experiencing operational and financial benefits from this important initiative. We expect this effort will yield substantial improvements in 2002.

"Global sourcing also is a very high priority. It allows us to improve the bottom line while offering products with the same or higher quality," Williams added. "This program consolidates the buying power of all business units to globally source aluminum, iron, steel and stainless steel castings, various machined components, motors, printed circuit boards, and injection molded plastic and elastomer components. Cross-functional business unit teams - with expertise in purchasing, quality and engineering - are working with four commodity leaders to coordinate technical requirements with our global suppliers. We are seeing the benefits from these efforts, with savings of $1.9 million in the first quarter compared with $3.6 million for all of 2001. On average, we are realizing material cost reductions of 40 percent for globally sourced items. We believe these savings will continue to grow.

"eBusiness offers another important opportunity for substantial improvement at IDEX. We are Web-enabling the functions our customers and channel partners want most, which is helping to create a more efficient system that better serves our end-user customers. Selected IDEX pump distributors went live on IDEXconnect.com last September. Throughout 2002, we will continue to add functionality and distributors. In addition, we will roll out the eBusiness platform for other IDEX products to our OEMs, large end-users, and distributors," Williams explained.

                                     -more-

IDEX Corporation
Add -3-

2002 Results Depend on Pace of New Orders, Speed of Recovery
------------------------------------------------------------

Looking ahead, Williams said, "While it's clear that economic conditions have improved from the second half of 2001, we must wait to see if the recovery continues. As a short-cycle business, our financial performance depends on the current pace of incoming orders, and we have very limited visibility of future business conditions. We believe IDEX is well positioned for earnings improvement as the economy strengthens. This is based on our lower cost structures resulting from the 2001 restructuring; our margin improvement initiatives of Six Sigma, global sourcing and eBusiness; and using our strong cash flow to cut debt and interest expense. In addition, we continue to pursue acquisitions to drive the company's longer-term profitable growth," Williams concluded.

Conference Call to be Broadcast Over the Internet
-------------------------------------------------

IDEX will broadcast its first quarter conference call over the Internet on Tuesday, April 16, at 1:30 p.m. CDT. Chairman, President and Chief Executive Officer Dennis K. Williams, and Senior Vice President - Finance and Chief Financial Officer Wayne P. Sayatovic will discuss the company's recent financial performance and respond to questions from the financial analyst community.

IDEX invites interested investors to listen to the presentation, which will be carried live on the Internet at its Web site at www.idexcorp.com. Access also is available at www.ccbn.com by selecting "Investment Portals" then "Company Boardroom," followed by entering the IDEX ticker symbol "IEX." Replays will be available on both sites through April 30. Those who wish to listen should go to either Web site several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event, or download the correct applications at no charge. Investors also will be able to hear a replay of the call through April 30 by dialing 800-891-8251 (or 402-220-6016 for international participants) and using the passcode "IDEX."

About IDEX
----------

IDEX Corporation is a manufacturer of proprietary pumps and metering products, dispensing equipment, and other engineered products. Its products are sold to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX."

Cash Flow and Other Earnings Measurements
-----------------------------------------

EBITDA means earnings before interest, income taxes, depreciation and amortization. EBITDA is commonly used as an analytical indicator of leverage capacity and debt servicing ability. EBITDA should not be considered as an alternative to net income, cash flows or any other items calculated in accordance with U. S. generally accepted accounting principles or as an indicator of our operating performance. The definition of EBITDA used here may differ from the definition used by other companies.

Net earnings excluding restructuring charges per diluted share is commonly used as an analytical indicator to compare operating results for various periods. It should not be considered as an alternative to net earnings per diluted share calculated in accordance with U.S. generally accepted accounting principles, or as an indicator of IDEX's operating performance for a specific period.

                                     -more-

IDEX Corporation
Add -4-

Forward-Looking Statements
--------------------------

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act of 1934, as amended. Such statements may relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "management believes," "the company believes," "the company intends" and similar words or phrases. Such statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from the September 11, 2001 terrorist attacks; levels of industrial activity and economic conditions in the U.S. and other countries around the world, pricing pressures and other competitive factors, and levels of capital spending in certain industries, all of which could have a material impact on order rates and our results, particularly in light of the low levels of order backlogs we typically maintain; our ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which we operate; interest rates; utilization of our capacity and the effect of capacity utilization on costs; labor markets market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. The forward-looking statements included here are only made as of the date of this news release, and we undertake no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. You are cautioned not to rely unduly on such forward-looking statements when evaluating the information presented here.

      For further information on IDEX Corporation and its business units, visit the company's Web site at www.idexcorp.com

                                     -more-

IDEX Corporation
Add -5-

                                IDEX CORPORATION
                 Condensed Statements of Consolidated Operations
                     (in thousands except per share amounts)

                                                                        First Quarter Ended
                                                                             March 31,
                                                                         2002         2001
---------------------------------------------------------------------------------------------
                                                                           (unaudited)
Net sales                                                              $174,936     $187,395
Cost of sales                                                           109,511      118,618
---------------------------------------------------------------------------------------------
Gross profit                                                             65,425       68,777
Selling, general and administrative expenses                             42,919       42,801
Goodwill amortization (Note 3)                                                         3,479
Restructuring charge                                                                   5,661
---------------------------------------------------------------------------------------------
Operating income                                                         22,506       16,836
Other income - net                                                          203          226
Interest expense                                                          4,670        5,403
---------------------------------------------------------------------------------------------
Income before income taxes                                               18,039       11,659
Provision for income taxes                                                6,494        4,430
---------------------------------------------------------------------------------------------
Net income                                                             $ 11,545     $  7,229
=============================================================================================


Basic Earnings Per Common Share                                        $   0.38     $   0.24
=============================================================================================

Diluted Earnings Per Common Share (Note 3)                             $   0.37     $   0.23
=============================================================================================
Diluted Earnings Per Common Share Excluding
  Goodwill and Trademark Amortization (Note 3)                         $   0.37     $   0.32
=============================================================================================

Share Data:
Weighted average common shares outstanding                               30,513       29,997

Weighted average common shares outstanding assuming full dilution        31,544       30,987
=============================================================================================

                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                                     March 31,     December 31,
                                                                       2002            2001
-----------------------------------------------------------------------------------------------
                                                                    (unaudited)
Assets
 Current assets
  Cash and cash equivalents                                          $  6,721        $  4,972
  Receivables - net                                                    97,598          93,053
  Inventories                                                         101,120         104,111
  Other current assets                                                 18,500          12,767
-----------------------------------------------------------------------------------------------
     Total current assets                                             223,939         214,903
Property, plant and equipment - net                                   136,894         144,146
Goodwill - net                                                        453,343         454,560
Intangible assets - net                                                12,449          12,776
Other noncurrent assets                                                12,316          12,419
-----------------------------------------------------------------------------------------------
     Total                                                           $838,941        $838,804
===============================================================================================

Liabilities and shareholders' equity
  Trade accounts payable                                             $ 46,238        $ 41,260
  Dividends payable                                                     4,326           4,303
  Accrued expenses                                                     42,148          41,775
-----------------------------------------------------------------------------------------------
     Total current liabilities                                         92,712          87,338
Long-term debt                                                        275,619         291,820
Other noncurrent liabilities                                           59,431          58,534
-----------------------------------------------------------------------------------------------
     Total liabilities                                                427,762         437,692
Shareholders' equity                                                  411,179         401,112
-----------------------------------------------------------------------------------------------
     Total                                                           $838,941        $838,804
===============================================================================================

        See following page for notes to condensed financial statements.

                                     -more-


                                IDEX CORPORATION

                Company and Business Group Financial Information
                             (dollars in thousands)


                                                                       First Quarter Ended
                                                                            March 31,
                                                                     2002 (1)        2001
-----------------------------------------------------------------------------------------------
                                                                           (unaudited)
Pump Products
 Net sales                                                          $102,173       $109,742
  Operating income (2) (4)                                            16,418         18,087
  Operating margin (2)                                                  16.1%          16.5%
  Depreciation and amortization (2)                                 $  4,297       $  4,311
  Capital expenditures                                                 1,945          2,627

Dispensing Equipment
 Net sales                                                          $ 33,741       $ 35,834
  Operating income (2) (4)                                             4,139          5,634
  Operating margin (2)                                                  12.3%          15.7%
  Depreciation and amortization (2)                                 $  1,595       $  1,424
  Capital expenditures                                                   916          1,112

Other Engineered Products
 Net sales                                                          $ 40,364       $ 42,279
  Operating income (2) (4)                                             5,655          6,781
  Operating margin (2)                                                  14.0%          16.0%
  Depreciation and amortization (2)                                 $  1,265       $  1,343
  Capital expenditures                                                 1,460          1,490

Company
 Net sales                                                          $174,936       $187,395
 Before restructuring charge, goodwill and trademark
  amortization (2):
  Operating income                                                    22,506         26,079
  Operating margin                                                      12.9%          13.9%
  Depreciation and amortization                                    $   7,705       $  7,643
 As reported:
  Operating income                                                    22,506         16,836
  Operating margin                                                      12.9%           9.0%
  Depreciation and amortization (5)                                $   7,705       $ 11,225
  Capital expenditures                                                 4,385          5,303
-----------------------------------------------------------------------------------------------

(1) Includes acquisition of Versa-Matic Tool, Inc. (June 2001) in the Pump Products Group.

(2) IDEX discontinued amortizing goodwill and trademark amortization as of January 1, 2002, in accordance with SFAS No. 142 as further explained in note 3 below. To facilitate comparison of segment operating results, prior-period goodwill and trademark amortization now are treated as a corporate rather than a segment cost and the information for 2001 was reclassified accordingly.

(3) In July 2001, The Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 establishes the accounting and reporting standards for intangible assets and goodwill. It requires that goodwill and certain intangible assets no longer be amortized to earnings, but instead be reviewed periodically for impairment. IDEX adopted SFAS No. 142 on January 1, 2002. After reviewing the estimated fair market values, both in aggregate and at individual business units, IDEX recorded no impairment to goodwill and other intangible assets on January 1, 2002. Had the new pronouncement been adopted on January 1, 2001, IDEX's diluted earnings per share in the first quarter of 2001 would have increased by $0.09 per share to $.32 per share. Further excluding the restructuring charge in first quarter of 2001, IDEX's diluted earnings per share in the quarter would have increased by another $.12 from $.32 to $.44.

(4) Group operating income excludes net unallocated corporate operating expenses and the restructuring charge in the first quarter 2001. The restructuring charge of $5,661 was included with corporate and other and was not assigned to the individual group segments. Had the Company allocated the restructuring charge, it would have been assigned to the groups as follows: Pump Products ($4,623), Dispensing Equipment ($592) and Other Engineered Products ($446).

(5)  Excludes amortization of debt issuance expenses.